UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 20, 2011 (June 24, 2011)

Cumberland Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-33637	62-1765329
(Commission File Number)	(I.R.S. Employer Identification No.)
2525 West End Ave., Suite 950
Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
On June 20, 2011, Cumberland Pharmaceuticals Inc. (the “Company”) entered into the Third Amendment to Manufacturing and Supply Agreement for N-Acetylcysteine with Bionichie Teoranta (the “Third Amendment”). The Manufacturing and Supply Agreement for N-Acetylcysteine, as previously filed with the Securities and Exchange Commission, is the agreement under which Bioniche Teoranta has the right to manufacture and supply the Company with N-Acetylcysteine, marketed under the trade name Acetadote®.
The Third Amendment includes the following provisions: (1) extends the term until April 15, 2014, and provides for the extension for an additional two-year term, (2) decreases the Company’s minimum purchase requirements, (3) adjusts pricing, including allowing Bioniche Teoranta to increase prices annually by a certain percentage that is capped at the product price index for certain pharmaceutical products, (4) removes any requirement for the Company to pay royalties after January 23, 2011 and (5) expands the definition of “Territory” from the United States to “Worldwide.” The foregoing is qualified in its entirety by the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.3.2 and incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit
No.	Description

10.3.2†	Third Amendment to Manufacturing and Supply Agreement for N-Acetylcysteine, effective April 25, 2011, by and between Bioniche Teoranta and Cumberland Pharmaceuticals Inc.
† Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Current Report on Form 8-K and submitted separately to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMBERLAND PHARMACEUTICALS INC. (Registrant)

Dated: June 24, 2011	By:	/s / A.J. Kazimi

	Name:	A.J. Kazimi
	Title:	Chief Executive Officer